UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2007, John J. Leahy, 49, accepted an offer to join The Hanover Insurance Group, Inc. (the “Company”) as its Executive Vice President and Chief Financial Officer. In his capacity as Chief Financial Officer, Mr. Leahy will serve as the Company’s principal financial and accounting officer. It is expected that Mr. Leahy will assume the position of Chief Financial Officer effective September 1, 2007, but will join the Company prior to such date in a transitional role. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Since 1999, Mr. Leahy served as Executive Vice President and Chief Financial Officer of Keane, Inc. (formerly NYSE: KEA) (“Keane”), a Boston-based business and IT services firm, and served as interim President and Chief Executive Officer during much of 2006.

The Company and Mr. Leahy entered into an Offer Letter effective as of July 24, 2007, the material terms of which are as follows:

•	Mr. Leahy’s initial base salary will be $480,000 per year.
•

Effective upon his date of hire, Mr. Leahy will be granted the following equity awards under the Company’s 2006 Long-Term Incentive Plan:

•     An option to purchase shares of the Company’s Common Stock having a fair value (determined in accordance with FAS 123(R)) on the date of grant equal to approximately $500,000. The exercise price of such option shall equal the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange on his date of hire and such option will (assuming Mr. Leahy remains continuously employed by the Company through such dates) vest over a three year period: 25% on the first and second anniversary of his hire date; and 50% on the third anniversary of his hire date.

•     A number of restricted stock units having a fair value (determined in accordance with FAS 123(R)) on the date of grant equal to approximately $400,000. Provided Mr. Leahy remains continuously employed by the Company through such date, the restricted stock units shall vest and convert into an equivalent number of shares of the Company’s Common Stock on the second anniversary of his date of hire.

•	Mr. Leahy’s 2008 Long-Term Incentive Program Award will have a targeted value of 150% of his base salary.
•	Mr. Leahy’s 2008 Short-Term Incentive Compensation Award will have a targeted value of 90% of his base salary.
•	Mr. Leahy will participate in the Company’s Amended Employment Continuity Plan (previously filed as Exhibit 10.69 to the Company’s June 30, 2005 Report on Form 10-Q).
•

In the event Mr. Leahy’s employment is involuntarily terminated without good cause, or is he is constructively terminated, within 12 months of his date of hire, Mr. Leahy will be eligible to receive severance compensation equal to up to 12 months’ base compensation plus $200,000.

•

Mr. Leahy will be eligible to participate in the Company’s benefit programs, including, but not limited to, Group Medical, Dental, Life, Short and Long-Term Disability Insurance, The Hanover Insurance Group Retirement Savings Plan (Qualified 401(k) Plan and Nonqualified Retirement Savings Plan) and financial planning services.

The foregoing description of the terms of the Offer Letter do not purport to be complete and is qualified in its entirety by the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to Item 404(a) of Regulation S-K, the Company is also required to disclose the following relationship between Keane (as Mr. Leahy’s former employer) and the Company: First Allmerica Financial Life Insurance Company, a wholly-owned subsidiary of the Company (“FAFLIC”), and Keane are parties to a certain Master Agreement for Outsourcing and Related Services dated January 1, 2007 (the “Agreement”) pursuant to which Keane provides outsourcing and related services to the Company and its affiliates. Since January 1, 2007, payments made by FAFLIC to Keane for services rendered under the Agreement amounted to approximately $11,000,000.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit 10.1	Offer Letter dated July 24, 2007 between John J. Leahy and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: July 30, 2007	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President, General
Counsel and Asst. Secretary

Exhibit Index

Exhibit 10.1	Offer Letter dated as of July 24, 2007 between John J. Leahy and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated July 25, 2007

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